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As filed with the Securities and Exchange Commission on February 5, 2008

Registration No. 333-147163

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to the

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACORDA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3831168 (I.R.S. Employer Identification Number)
15 Skyline Drive Hawthorne, New York 10532 (914) 347-4300 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Ron Cohen Chief Executive Officer 15 Skyline Drive Hawthorne, New York 10532 (914) 347-4300 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy To: Ellen B. Corenswet Covington & Burling LLP 620 Eighth Avenue New York, New York 10018 (212) 841-1000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Calculation of Registration Fee

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)(5)

Common Stock, Preferred Stock, Debt Securities, Warrants, Units(3)	(4)	(4)	$150,000,000(4)	$4,700

Common Stock(6)	183,000	$26.19(2)	$4,792,770	$200

Total			$154,792,770	$4,900

(1)
In addition to the securities listed in the table, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement will cover any additional securities which become issuable from time to time as a result of a stock split, stock dividend or other similar transactions.
(2)
With respect to the securities to be sold by us, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. With respect to the 183,000 shares of common stock that are being registered under this Amendment No. 2 to the Registration Statement with respect to the selling stockholders, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of common stock as reported on the Nasdaq Global Market Friday, February 1, 2008, which was approximately $26.19 per share.
(3)
Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.
(4)
Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.
(5)
The portion of the registration fee with respect to the security to be sold by us was paid on November 5, 2007. The portion of the registration fee for the shares registered for the selling stockholders was paid on February 4, 2008.
(6)
Consists of an aggregate of 183,000 shares of common stock that the selling stockholders identified herein may sell.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 5, 2008

ACORDA THERAPEUTICS, INC.
15 Skyline Drive
Hawthorne, New York 10532
(914) 347-4300

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

        We may offer under this prospectus from time to time, at prices and on terms to be determined by market conditions at the time we make the offer, up to an aggregate of $150,000,000 of our:

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  common stock, par value $0.001 per share;

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  preferred stock, par value $0.001 per share;

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  debt securities;

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  warrants to purchase common stock, preferred stock or debt securities; or

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  any combination of the above, separately or as units.

        The selling stockholders identified in this prospectus may offer from time to time up to an aggregate of 183,000 shares of our common stock. See "Selling Stockholders" beginning on page 8.

        This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Before you invest in our securities, you should carefully read both this prospectus and the prospectus supplement related to the offering of the securities.

        Our common stock is listed on the Nasdaq Global Market under the symbol "ACOR." On February 1, 2008, the last reported sales price for our common stock was $26.86 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        Investing in our securities involves a high degree of risk. You should purchase the securities only if you can afford a complete loss of your investment. See "Prospectus Summary—Risk Factors" in the applicable prospectus supplement.

        If we sell securities through agents or underwriters, we will include their names and the fees, commissions and discounts they will receive, as well as the net proceeds to us, in the applicable prospectus supplement.

The date of this prospectus is                        , 2008

You should rely only on the information contained in or incorporated by reference in this prospectus, the related prospectus supplement or any free writing prospectus by or on behalf of us. We have not authorized anyone to provide you with different information. Neither we nor any of the selling stockholders are making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus is accurate as of the date on the front of this prospectus or incorporated document only, as the case may be. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that is important to you. We encourage you to read this prospectus in its entirety, including the "Risk Factors" section and the documents incorporated by reference herein. As used in this prospectus, unless otherwise specified or the context requires otherwise, the terms "Acorda," "we," "our," and "us" refer to Acorda Therapeutics, Inc.

Overview

        We are a commercial-stage biopharmaceutical company dedicated to the identification, development and commercialization of novel therapies that improve neurological function in people with multiple sclerosis, or MS, spinal cord injury, or SCI, and other disorders of the central nervous system, or CNS. Our marketed product, Zanaflex Capsules, is approved by the U.S. Food and Drug Administration (FDA) for the management of spasticity. Our lead product, Fampridine-SR, is in Phase 3 development for the improvement of walking ability in patients with MS. In September 2006, we reported positive Phase 3 clinical trial results from our first Phase 3 trial and we expect to have results from our second Phase 3 trial of Fampridine-SR in the second quarter of 2008. If the results of this trial are favorable, we intend to submit a New Drug Application (NDA) to the FDA in the first quarter of 2009. Our preclinical programs also target other aspects of MS, as well as SCI and other CNS disorders, including stroke and traumatic brain injury.

        Approximately 650,000 people in the United States suffer from MS or SCI and the combined annual cost of treatment for these conditions exceeds $13 billion. It is estimated that a total of approximately 10 million people live with the long-term consequences of traumatic brain injury and stroke in the United States.

        Our goal is to continue to grow as a fully-integrated biopharmaceutical company by commercializing pharmaceutical products, developing our product candidates and advancing our preclinical programs for these large and underserved markets.

Our Product Pipeline

Zanaflex

        Our products, Zanaflex Capsules and Zanaflex tablets, are FDA-approved for the management of spasticity, a symptom of conditions such as MS and SCI that is commonly characterized by stiffness and rigidity, restriction of movement and painful muscle spasms. Zanaflex Capsules and Zanaflex tablets contain tizanidine hydrochloride, or tizanidine, one of the two leading treatments currently used for the management of spasticity. We acquired Zanaflex Capsules and Zanaflex tablets from a wholly-owned subsidiary of Elan Corporation, plc, or Elan, in July 2004. This strategic acquisition provided us with the opportunity to build a commercial infrastructure, develop sales and marketing expertise and create a foundation for future product launches, in addition to generating product revenue. We launched Zanaflex Capsules, a new capsule formulation of tizanidine, in April 2005.

        We believe that Zanaflex Capsules offer important benefits over Zanaflex tablets and generic tizanidine tablets. When taken with food, Zanaflex Capsules have a different blood absorption profile, referred to as pharmacokinetic profile, than Zanaflex tablets and generic tizanidine tablets, generally resulting in a lower level and more gradual rise of peak levels of tizanidine in a patient's blood. As a result of this different pharmacokinetic profile, Zanaflex tablets and generic tizanidine tablets are not equivalent, or AB-rated, with Zanaflex Capsules. Therefore, under state pharmacy laws, prescriptions written for Zanaflex Capsules may not properly be filled by the pharmacist with Zanaflex tablets or generic tizanidine tablets. Zanaflex Capsules are also available in a higher dose strength, which gives patients and prescribers an additional choice in dosing and an opportunity to reduce the number of pills a person must take daily. In addition, people who have difficulty swallowing may find Zanaflex Capsules easier to take.

        To support and increase sales of Zanaflex Capsules, we more than doubled the size of our internal specialty sales force between 2006 and 2007. As of January 1, 2008, our internal specialty sales force consisted of 65 sales professionals who call on neurologists, other specialists, and primary care physicians who treat patients with conditions that involve spasticity. Members of this sales force also call on managed care organizations, pharmacists and wholesale drug distribution customers. We also engage a small, dedicated sales force of pharmaceutical telesales professionals to contact primary care physicians, specialty physicians and pharmacists. We believe that our sales and marketing infrastructure enables us to efficiently reach virtually all high-volume prescribers of Zanaflex tablets and generic tizanidine. We believe that many of these prescribers are also potential high-volume prescribers for our lead product candidate, Fampridine-SR, if approved.

        Zanaflex Capsules are protected by a U.S. patent that expires in 2021. Zanaflex tablets lost compound patent protection in 2002 and both products now compete with 12 generic versions of tizanidine tablets. In August 2007, the Company received a Paragraph IV Certification Notice from Apotex Inc. advising that it had submitted an Abbreviated New Drug Application (ANDA) to the FDA seeking marketing approval for generic versions of Zanaflex Capsules. In October 2007, we filed a lawsuit against Apotex Corp. and Apotex Inc. for patent infringement in relation to the filing of the ANDA by Apotex, Inc. If the FDA approves the ANDA and Apotex Corp. and Apotex Inc. are successful in challenging the validity of the patent, Apotex Corp. and Apotex Inc. might be permitted to sell a generic tizanidine hydrochloride capsule in competition with Zanaflex Capsules and Zanaflex tablets.

Fampridine-SR

        Our lead product candidate, Fampridine-SR, completed a Phase 3 clinical trial for improvement of walking ability in people with MS in September 2006. In this trial, statistical significance was achieved on all three efficacy criteria defined in a Special Protocol Assessment (SPA) issued by the FDA. A significantly greater proportion of people taking Fampridine-SR had a consistent improvement in walking speed on a timed 25-foot walk, the trial's primary outcome, compared to people taking a placebo. In addition, the effect was maintained throughout the 14-week treatment period, and there was a statistically significant improvement among responders compared to non-responders in the 12-Item MS Walking Scale (MSWS-12), a self-rated assessment of walking disability. We initiated a second Phase 3 trial of Fampridine-SR for improvement of walking ability in people with MS in June 2007.

        We initiated a second Phase 3 trial of Frampridine-SR for improvement of walking ability in people with MS in June 2007. As in our first Phase 3 trial, the primary outcome of this trial is to show that individuals treated with Fampridine-SR are significantly more likely to have consistent improvement in their walking speed on a timed 25-foot walk, than those treated with placebo. In contrast to the previous Phase 3 trial, the FDA is not requiring that this trial also demonstrate maintenance of effect over the treatment period, nor that there be a statistically significant improvement in the MSWS-12 for walking responders versus non-responders. Under a second SPA, pending clinical results, the FDA has agreed that this trial, if successful, together with our first Phase 3 trial, would be adequate to support the efficacy requirements in an NDA for Fampridine-SR. Enrollment in the second Phase 3 trial was completed as of the end of November 2007 with a total of 240 MS patients enrolled. We anticipate that the data from this trial will be available in the second quarter of 2008.

        In January 2008, we announced the results of a Thorough QT cardiac study of Fampridine-SR, an FDA-required study that evaluated the potential of Fampridine-SR to cause an increase in the electrocardiographic QT interval. This study found that Fampridine-SR, at both therapeutic and supretherapeutic doses, was no different than placebo.

        Fampridine-SR is a small molecule drug contained in a sustained release tablet form. Laboratory studies have shown that fampridine, the active ingredient in Fampridine-SR, improves impulse conduction in nerve fibers in which the insulating outer layer, called the myelin sheath, has been damaged. This damage may be caused by the body's own immune system, in the case of MS, or by physical trauma, in the case of SCI.

        We believe that Fampridine-SR could represent a fundamental shift in the treatment of people with MS because it may improve neurological function rather than treating the symptoms or slowing the progression of disease, as current treatments do. We have obtained Orphan Drug designations from the FDA for Fampridine in both MS and incomplete SCI.

Preclinical programs

        We have three preclinical programs focused on novel approaches to repair damaged components of the CNS:

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  Neuregulins.  This program is based on using GGF-2, a neuregulin growth factor to stimulate remyelination, or repair of the myelin sheath. In published studies, GGF-2 has been shown to stimulate remyelination in animal models of MS and to have other effects in neural protection and repair. In addition, the neuregulins have been shown to have potential cardiovascular applications, promoting the growth of heart muscle cell and reversing signs and symptoms in animal models of cardiac damage, such as congestive heart failure. In 2008, we plan to begin work with a contract manufacturer to scale up manufacturing of GCF-2 under good manufacturing practices in preparation for a potential future Investigational New Drug (IND) application to support human clinical trials.
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  Remyelinating antibodies.  This program is based on research performed at the Mayo Clinic, with whom we have a license agreement. Studies have demonstrated the ability of this family of antibodies to stimulate remyelination in three different animal models of MS. Currently, there is no available therapy indicated to repair myelin that has been destroyed in MS or other demyelinating diseases. We have begun work with a contract manufacturer to scale up manufacturing of one of these antibodies under good manufacturing practices, and expect to complete this scale up process by the end of 2008, in preparation for a potential future IND application to support human clinical trials.

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  Chondroitinase.  This program is based on the concept of breaking down the matrix of scar tissue that develops as a result of an injury to the CNS. Published research has demonstrated that this scar matrix is partly responsible for limiting the regeneration of nerve fibers in the CNS and restricting their ability to modify existing neural connections. Independent academic laboratories have also published animal studies showing that application of chondroitinase results in recovery of function following injuries to various areas of the brain or spinal cord.

        We believe all of our preclinical programs—neuregulins, remyelinating antibodies and chondroitinase—have broad applicability and have the potential to be first-in-class therapies. While these programs have initially been focused on MS and SCI, we believe they may be applicable across a number of CNS disorders, including stroke and traumatic brain injury, because many of the mechanisms of tissue damage and repair are similar. In addition, we believe that these programs have applicability beyond the nervous system, including in such fields as cardiology, oncology, orthopedics and ophthalmology.

Our Strategy

        Our strategy is to continue to grow as a fully integrated biopharmaceutical company focused on the identification, development and commercialization of a range of nervous system therapeutics. We are using our scientific, clinical and commercial expertise in MS and SCI as strategic points of access to additional CNS markets, including stroke and traumatic brain injury. Key aspects of our strategy are to:

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  complete the clinical development of and obtain regulatory approval for Fampridine-SR in MS;

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  maximize our revenue from Zanaflex Capsules;

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  leverage the commercial presence of Zanaflex Capsules for the potential launch of Fampridine-SR;

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  advance our pipeline of preclinical programs to clinical trials; and

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  explore alternatives to maximize shareholder value.

        We have established a team of advisors and a network of well-recognized scientists, clinicians and opinion leaders in the fields of MS and SCI. Depending on their expertise, these advisors provide assistance in trial design, conduct clinical trials, keep us apprised of the latest scientific advances and help us identify and evaluate business development opportunities. In addition, we have recruited over 40 MS centers and 80 SCI rehabilitation centers in the United States and Canada to conduct our clinical trials. Our clinical management team has extensive experience in the areas of MS and SCI and works closely with this network.

Risk Factors

        Our business is subject to numerous risks, as more fully described in the section entitled "Risk Factors" in the applicable prospectus supplement. We may be unable, for many reasons, including those that are beyond our control, to implement our current business strategy. Those reasons could include delays in obtaining, or a failure to obtain, regulatory approval for Fampridine-SR; failure to successfully promote Zanaflex Capsules and any other future marketed products; and failure to maintain and to protect our proprietary intellectual property assets, among others. The information about our preclinical and clinical trials may be useful to you in evaluating our company's current stage of development and our near-term and long-term prospects; however, you should note that of the large number of drugs in development, only a small percentage successfully complete the FDA regulatory approval process and are commercialized.

        We have a limited operating history and, as of September 30, 2007, we had an accumulated deficit of approximately $256.3 million. We expect to incur losses for at least the next several years. We had net losses of $24.2 million, $60.0 million and $60.4 million for the nine-month period ended September 30, 2007, and the years ended December 31, 2006 and 2005, respectively. We are unable to predict the extent of future losses or when we will become profitable, if at all. Even if we succeed in promoting Zanaflex Capsules and developing and commercializing one or more of our product candidates, we may never generate sufficient sales revenue to achieve and sustain profitability.

Corporate Information

        We were incorporated in 1995 as a Delaware corporation. Our principal executive offices are located at 15 Skyline Drive, Hawthorne, New York 10532. Our telephone number is (914) 347-4300. Our website is www.acorda.com. Please note that all references to "www.acorda.com" in this prospectus and documents incorporated by reference herein are inactive textual references only and that the information contained on Acorda's website is neither incorporated by reference nor intended to be used in connection with this prospectus.

        Our logo, "Acorda Therapeutics" and "Zanaflex" are registered trademarks that we own. "Zanaflex Capsules" is a trademark that we own. Other trademarks, trade names and service marks used in this prospectus are the property of their respective owners.

The Offering

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. In addition, the selling stockholders identified in this prospectus may sell up to an aggregate of 183,000 shares of common stock. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Each time we or the selling stockholders offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any information we provide in a prospectus supplement is inconsistent with information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Information by Reference."

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, levels of activity, performance or achievements. Factors that may cause actual results to differ materially from current expectations, which we describe in more detail elsewhere in this prospectus under the heading "Risk Factors," include, but are not limited to:

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  delays in obtaining, or failure to obtain FDA approvals;

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  inability to successfully market and sell any approved product;

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  unfavorable results of our preclinical or clinical testing;

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  increased regulation by the FDA and other agencies;

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  the introduction of competitive products;

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  impairment of license, patent or other proprietary rights;

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  failure to implement our strategy; and

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  changes in our financial performance and cash requirements.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

        The safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, or PSLRA, protects companies from liability for their forward looking statements if they comply with the requirements of the PSLRA.

USE OF PROCEEDS

        Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, including capital expenditures. Until we use net proceeds for these purposes, we intend to invest them in short-term, investment-grade, interest-bearing securities.

        We will not receive any of the proceeds from the offer and sale of the shares of common stock by the selling stockholders. See "Selling Stockholders" below.

 SELLING STOCKHOLDERS

        We are registering for resale pursuant to this prospectus 183,000 shares of our common stock held by the stockholders identified below.

        The table below presents information regarding the beneficial ownership of outstanding shares of common stock by the selling stockholders and the shares that such selling stockholder may sell or otherwise dispose of from time to time under this prospectus. Information concerning the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement if and when necessary and required. The shares of our common stock covered by this prospectus may also be sold by certain transferees or successors-in-interest of the selling stockholders.

        The number of shares of common stock in the column "Number of Shares Offered Hereby" represents all of the shares of common stock that the respective selling stockholders may offer under this prospectus. In addition, the table assumes that the selling stockholders sell all of such shares. However, because the selling stockholders may offer from time to time all or some of such shares under this prospectus, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold or otherwise disposed of by the selling stockholders or that will be held by the selling stockholders after completion of such sales.

        We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 15, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each of the selling stockholders have sole voting and investment power with respect to the shares set forth opposite such selling stockholder's name. The percentage of beneficial ownership is based on 28,625,833 shares of voting common stock outstanding on January 15, 2008.

	Shares Beneficially Owned		Number of Shares Offered Hereby	Shares Beneficially Owned After Sale of Shares Offered Hereby
Name of Stockholder	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned		Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Edward A. Labry III	100,000	*	100,000	—	*
Cross Atlantic Partners IV, K/S(1)	609,120	2.1%	83,000	526,120	1.8%

Total	709,120	2.5%	183,000	526,120	1.8%

*
Less than 1%.

(1)
Includes 502,188 shares beneficially owned by Cross Atlantic Partners IV, K/S, 93,658 shares beneficially owned by Nordea Bank Danmark, A/S and 13,274 shares issuable upon the exercise of stock options that are owned by Sandra Panem, Ph.D, for the benefit of Cross Atlantic Partners IV, K/S. Cross Atlantic Partners has voting and dispository authority over the shares owned by Nordea Bank. In addition to the sale by Cross Atlantic Partners of 83,000 shares pursuant to this prospectus (as indicated in the table above), following the date of this prospectus and in accordance with the terms of certain agreements between Nordea Bank and Cross Atlantic Partners IV, Nordea Bank may sell up to 17,000 shares in the open market. Dr. Panem, who has been a member of our Board of Directors since, 1998, is a partner of Cross Atlantic Partners and exercises investment and voting power over these shares. Dr. Panem disclaims beneficial ownership of these shares. The address of Cross Atlantic Partners IV, K/S is 551 Madison Avenue, New York, NY 10022.

 DESCRIPTION OF SECURITIES

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities that we offer may differ from the terms summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell, from time to time, in one or more offerings:

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  common stock;

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  preferred stock;

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  debt securities; and

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  warrants.

        In addition, the selling stockholders may sell common stock from time to time, in one or more offerings.

Common Stock

        We have the authority to issue 80,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2007, 28,574,344 shares of our voting common stock were outstanding, and a maximum of 3,074,094 shares of common stock were issuable upon the exercise of outstanding options.

        The following description of our common stock is only a summary and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation. Holders of common stock have one vote per share and have no preemption rights. Holders of common stock have the right to participate ratably in all distributions, whether of dividends or assets in liquidation, dissolution or winding up, subject to any superior rights of holders of preferred stock outstanding at the time. See "Preferred Stock" below. There are no redemption or sinking fund provisions applicable to the common stock.

        Registrar and Transfer Company is the transfer agent and registrar for our common stock. Their address is 10 Commerce Drive, Cranford, NJ 07016 and their telephone number is (800) 368-5948.

Preferred Stock

        We have the authority to issue 20,000,000 shares of preferred stock. As of September 30, 2007, no shares of our preferred stock were outstanding. The description of preferred stock provisions set forth below is only a summary and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to any series of preferred stock.

        The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series of preferred stock, and a prospectus supplement will specify these terms for any series offered:

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  the number of shares constituting the series and the distinctive designation of the series;

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  dividend rates, whether dividends are cumulative, and if so, from what date; and the relative rights of priority of payment of dividends;

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  voting rights and the terms of the voting rights;

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  conversion privileges and the terms and condition of conversion, including provision for adjustment of the conversion rate;

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  redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

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  sinking fund provisions for the redemption or purchase of shares;

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  rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

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  any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

        The preferred stock will, if issued, be fully paid and nonassessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

Debt Securities

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provision of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture) will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus.

        With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. Any indenture would be qualified under the Trust Indenture Act of 1939.

        With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

  •
  the maturity date;

  •
  the principal amount due at maturity;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be convertible into shares of common stock or preferred stock and, if so, the terms of such conversion;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment or interest and the maximum length of any such deferral period;

  •
  the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability to pay dividends or will require us to maintain any asset ratios or reserves;

  •
  whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  any provisions for payment of additional amounts for taxes;

  •
  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  events of default;

  •
  whether we and/or the debenture trustee may change an indenture without the consent of any holders;

  •
  the form of debt security and how it may be exchanged and transferred;

  •
  description of the debenture trustee and paying agent, and the method of payments; and

  •
  any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

Warrants

        The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus.

        General.    With respect to any warrants that we offer, we will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currently in which, this principal amount of debt securities may be purchased upon exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, the holders of such warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

        Exercise of Warrants.    With respect to any warrants that we issue, each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants ("cashless exercise").

        Enforceability of Rights by Holders of Warrants.    With respect to any warrants that we issue, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

  •
  prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        In general, Section 203 defines "business combination" to include the following

  •
  any merger or consolidation involving the corporation and the stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exception, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaws

        Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. For example, our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock, par value $.001 per share. The board of directors has the authority, without approval of the stockholders, to issue and determine the rights and preferences of series of preferred stock. The ability to authorize and issue preferred stock with voting or other rights or preferences makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us.

        Our amended and restated certificate of incorporation and amended and restated bylaws also provide that our board of directors is divided into three classes, each serving staggered three-year terms ending at the annual meeting of our stockholders. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. Members of the board of directors may only be removed for cause and only by the affirmative vote of 75% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of our board of directors.

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that a meeting of stockholders may only be called by our board of directors, the chairman of our board of directors or our chief executive officer. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder's notice. The provisions may delay or preclude stockholders from calling a meeting of stockholders, bringing matters before a meeting of stockholders or from making nominations for directors at a stockholders' meeting, which could delay or deter takeover attempts or changes in management. Our amended and restated certificate of incorporation also does not provide for cumulative voting. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board of directors.

PLAN OF DISTRIBUTION

        We or any of the selling stockholders may sell securities under this prospectus in public offerings:

  •
  through one or more underwriters or dealers

  •
  through other agents; or

  •
  directly to purchasers.

        The securities that we or any of the selling stockholders may sell under this prospectus may be priced:

  •
  at a fixed public offering price or prices, which may be changed from time to time;

  •
  at market prices prevailing at the times of sale;

  •
  at prices calculated by a formula based on prevailing market prices;

  •
  at negotiated prices; or

  •
  in a combination of any of the above pricing methods.

        If we or any of the selling stockholders use underwriters for an offering, they will acquire securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or any of the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. Only underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.

        If this registration statement is used for an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act, the amount of securities registered under this registration statement for such an offering may not exceed 10% of the aggregate market value of our outstanding voting stock as proscribed by Rule 415(a)(4) of the Securities Act.

        We or any of the selling stockholders may also sell securities directly or through agents. We or any such selling stockholders will name any agent involved in an offering and we or any such selling stockholders will describe any commissions we or any such selling stockholders will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our or the applicable selling stockholder's agents will act on a best-efforts basis.

        We or any of the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us or any such selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We or any such selling stockholders will describe the conditions of these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

        We or any selling stockholders may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Underwriters or agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We or any selling stockholders may also use underwriters or agents with whom we or any selling stockholders have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

        An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

        All securities we offer, other than common stock, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        In compliance with guidelines of the National Association of Securities Dealers, Inc., or the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered by this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

        The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, including amortized discounts, premiums and capitalized expenses related to indebtedness.

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated (deficiencies in thousands):

		Year Ended December 31,				Year Ended June 30,
	Nine Months Ended September 30, 2007				Six Months Ended December 31, 2003
		2006	2005	2004		2003	2002
Ratio of earnings to fixed charges	*	*	*	*	*	*	*
Deficiency	$(24,245)	$(60,631)	$(65,721)	$(74,675)	$(50,908)	$(50,684)	$(21,236)

*
Less than one-to-one coverage.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

        The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, including amortized discounts, premiums and capitalized expenses related to indebtedness.

        We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we have not paid any preferred stock dividends during the five fiscal years ended December 31, 2006 nor for the nine-month period ended September 30, 2007.

LEGAL MATTERS

        Unless otherwise specified in any applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Covington & Burling LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Acorda Therapeutics, Inc. as of December 31, 2006 and 2005 and each of the years in the three-year period ended December 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the December 31, 2006 financial statements contains an explanatory paragraph that Acorda Therapeutics, Inc.'s adoption of Statement on Financial Accounting Standards No. 123R "Share-based Payments," as of January 1, 2006.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements and annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (www.sec.gov).

INCORPORATION OF INFORMATION BY REFERENCE

        We incorporate into this prospectus information contained in documents which we file with the Securities and Exchange Commission. We are disclosing important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  •
  annual report on Form 10-K/A for the year ended December 31, 2006, filed on May 8, 2007;

  •
  quarterly reports on Form 10-Q for the quarters ended March 31, 2007, filed on May 12, 2007; June 30, 2007, filed on August 10, 2007; and September 30, 2007, filed on November 8, 2007;

  •
  current reports on Form 8-K, filed on January 8, 2007 (two filings) (but only with respect to Items 5.02 and 8.01), February 5, 2007, February 7, 2007, February 16, 2007 (two filings), February 20, 2007, February 23, 2007, March 21, 2007, May 2, 2007, May 10, 2007, May 22, 2007, June 4, 2007, June 6, 2007, June 8, 2007, June 19, 2007, July 6, 2007, July 20, 2007, September 6, 2007, September 11, 2007, October 12, 2007, November 30, 2007, January 28, 2008 and February 4, 2008; and

  •
  the description of our common stock in our Registration Statement on Form S-1/A (File No. 333-128827) filed on February 9, 2006, including any amendment or reports filed for the purpose of updating this description.

        You may access our annual report on Form 10-K/A, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to any of these reports, free of charge on the SEC's website. Information contained on, or that can be accessed through, our website is not part of this prospectus.

        In addition, we will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Corporate Secretary, Acorda Therapeutics, Inc., 15 Skyline Drive, Hawthorne, New York 10532, or call (914) 347-4300.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Acorda Therapeutics, Inc.

The date of this prospectus is            , 2008

PROSPECTUS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        We will bear all expenses, estimated at $210,700, incurred in connection with the registration of the securities offered in this registration statement under the Securities Act of 1933 and qualification or exemption of the registered securities under state securities laws.

SEC registration fees	$4,900
Costs of printing and engraving*	25,000
Legal fees and expenses*	75,000
Accountants fees and expenses*	50,000
Miscellaneous*	56,000
TOTAL*	$210,900

    *
    Estimated.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law, or the DGCL, grants each corporation organized thereunder the power to "indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations or the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section l74 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Article Seven of the Registrant's Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3) provides that except as otherwise provided by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

        Article Eight of the Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Registrant shall indemnify any current or former director or officer of the Registrant and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ITEM 16.    EXHIBITS

        The exhibits listed on the Index of Exhibits to this registration statement are filed herewith or are incorporated herein by reference to other filings.

ITEM 17.    UNDERTAKINGS

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i.)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii.)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii.)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that: Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i.)
If the registrant is relying on Rule 430B:

(A.)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B.)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (ii.)
  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i.)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii.)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii.)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv.)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 5, 2008.

By:	/s/ RON COHEN, M.D. Ron Cohen, M.D. President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RON COHEN, M.D. Ron Cohen, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2008
/s/ DAVID LAWRENCE, M.B.A. David Lawrence, M.B.A.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 5, 2008
* Barry Green	Director	February 5, 2008
* Sandra Panem, Ph.D.	Director	February 5, 2008
* Barclay A. Phillips	Director	February 5, 2008
* Lorin J. Randall	Director	February 5, 2008
* Steven M. Rauscher, M.B.A.	Director	February 5, 2008
* Ian Smith	Director	February 5, 2008
* Wise Young, Ph.D., M.D.	Director	February 5, 2008
*By:	/s/ RON COHEN, M.D. Ron Cohen, M.D. Attorney-in-fact	February 5, 2008

Exhibit Index

Exhibit No.	Description
1.1*	Underwriting Agreement
4.1†	Specimen Stock Certificate evidencing shares of common stock. Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, No. 333-128827, filed on October 5, 2005.
4.2*	Form of Securities Purchase Agreement
4.3*	Certificate of Designation of Preferred Stock and Form of Preferred Stock Certificate
4.4†	Form of Indenture
4.5*	Form of Note
4.6*	Form of Warrant Certificate
5.1†	Opinion of Covington & Burling LLP
12.1	Calculation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2†	Consent of Covington & Burling LLP (included in Exhibit 5.1)
24.1†	Power of Attorney
25.1†	Statement of Eligibility of Trustee on Form T-1

*
To be filed by amendment, or as an exhibit to a current report on Form 8-K and incorporated by reference, or incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

†
Previously filed

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
Overview
Our Product Pipeline
Our Strategy
Risk Factors
Corporate Information
The Offering
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
DESCRIPTION OF SECURITIES
DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS
PLAN OF DISTRIBUTION
RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION BY REFERENCE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES
Exhibit Index